UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2020

FVCBankcorp, Inc.

(Exact name of registrant as specified in its charter)

Virginia	001-38647	47-5020283
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

11325 Random Hills Road

Fairfax, Virginia 22030

(Address of Principal Executive Offices) (Zip Code)

(703) 436-3800

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered under Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	FVCB	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07                                 Submission of Matters to a Vote of Security Holders.

FVCBankcorp, Inc. (the “Company”) held its Annual Meeting of Shareholders on May 20, 2020 (the “Annual Meeting”).  At the Annual Meeting, the shareholders of the Company elected directors for a one year term and ratified the Company’s appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for the year ended December 31, 2020.  The voting results for each proposal are as follows:

1.	To elect twelve (12) persons as directors of the Company for a one year term, expiring at the 2021 Annual Meeting of Shareholders:

	For	Withhold	Broker Non-Vote
David W. Pijor	8,028,822	116,222	2,298,012
L. Burwell Gunn	7,268,560	876,484	2,298,012
Morton A. Bender	7,852,785	292,259	2,298,012
Patricia A. Ferrick	7,955,457	189,587	2,298,012
Scott Laughlin	7,983,667	161,377	2,298,012
Thomas L. Patterson	7,515,434	629,610	2,298,012
Devin Satz	7,973,217	171,827	2,298,012
Lawrence W. Schwartz	7,798,378	346,666	2,298,012
Sidney G. Simmonds	7,976,064	168,980	2,298,012
Daniel M. Testa	6,932,780	1,212,264	2,298,012
Philip “Trey” R. Wills III	7,489,335	655,709	2,298,012
Steven M. Wiltse	7,379,925	765,119	2,298,012

2.	To ratify the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm to audit the financial statements of the Company for the year ended December 31, 2020:

For	Against	Abstain	Broker Non-Vote
10,322,221	58,997	61,838	—

There have been no settlements between the Company and any other person with respect to terminating any solicitation.

Item 9.01                                  Financial Statements and Exhibits.

(d)                      Exhibits.

Exhibit No.	Description

99.1	2020 Annual Shareholders’ Meeting Presentation Materials

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FVCBANKCORP, INC.

By:	/s/ Jennifer L. Deacon
Jennifer L. Deacon, Executive Vice President and Chief Financial Officer

Dated: May 22, 2020